As filed with the Securities and Exchange Commission on March 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYMABAY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3103561
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

7575 Gateway Blvd., Suite 110

Newark, California 94560

(Address of principal executive offices) (Zip code)

CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Sujal Shah

President and Chief Executive Officer

CymaBay Therapeutics, Inc.

7575 Gateway Boulevard, Suite 110

Newark, California 94560

(510) 293-8800

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Brett D. White

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

CymaBay Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 4,234,053 shares of its Common Stock, issuable to eligible persons under the CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan (“2013 Plan”), which Common Stock is in addition to the shares of Common Stock previously registered on the following Form S-8s (collectively, the “Prior Form S-8s”):

•	the Registrant’s Form S-8 filed on April 11, 2014 (File No. 333-195211);

•	the Registrant’s Form S-8 filed on August 21, 2014 (File No. 333-198289);

•	the Registrant’s Form S-8 filed on March 23, 2015 (File No. 333-202941);

•	the Registrant’s Form S-8 filed on March 29, 2016 (File No. 333-210453);

•	the Registrant’s Form S-8 filed on March 23, 2017 (File No. 333-216905);

•	the Registrant’s Form S-8 filed on March 15, 2018 (File No. 333-223687);

•	the Registrant’s Form S-8 filed on August 9, 2018 (File No. 333-226741);

•	the Registrant’s Form S-8 filed on February 28, 2019 (File No. 333-229953);

•	the Registrant’s Form S-8 filed on March 25, 2021 (File No. 333-254697); and

•	the Registrant’s Form S-8 filed on March 17, 2022 (File No. 333-263644).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 23, 2023.

(b) The description of the Registrant’s Common Stock that is contained in a registration statement on Form 8-A filed with the SEC on June 16, 2014, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 25, 2021.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation	10	000-55021	3.1	10/17/2013

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	001-36500	3.1	6/26/2020

4.3	Amended and Restated Bylaws	10	000-55021	3.2	10/17/2013

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1*	Power of Attorney (reference is made to the signature page hereto).

99.1	CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan.	8-K	001-36500	10.1	6/7/2018

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on March 23, 2023.

CYMABAY THERAPEUTICS, INC.

By:	/s/ Sujal Shah
Sujal Shah
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sujal A. Shah, Daniel Menold and Paul Quinlan, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Sujal Shah Sujal Shah	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2023

/s/ Daniel Menold Daniel Menold	Vice President, Finance (Principal Financial and Accounting Officer)	March 23, 2023

/s/ Robert J. Wills Robert J. Wills, Ph.D.	Chairman of the Board and Director	March 23, 2023

/s/ Janet Dorling Janet Dorling	Director	March 23, 2023

/s/ Éric Lefebvre Éric Lefebvre	Director	March 23, 2023

/s/ Caroline Loewy Caroline Loewy	Director	March 23, 2023

/s/ Kurt von Emster Kurt von Emster	Director	March 23, 2023

/s/ Thomas G. Wiggans Thomas G. Wiggans	Director	March 23, 2023